SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 22, 2001



                             UNICAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                                               65-0788314
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


     10800 BISCAYNE BOULEVARD, MIAMI, FLORIDA                      33161
     (Address of principal executive offices)                    (Zip code)


       Registrant's telephone number, including area code: (305) 899-5000



                                       N/A

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(Former name or former address, if changed since last report)



Item 5.  Other Events.

         As previously reported, UniCapital Corporation, a Delaware corporation (the "Company"), together with substantially all of its direct and indirect subsidiaries, filed voluntary Petitions for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York ("Bankruptcy Court"), Case Nos. 00-B-42719 through 00-B-42838 Jointly Administered, on December 11, 2000. The Company retains control of its assets and is authorized to operate its business as a debtor in possession under the jurisdiction of the Bankruptcy Court.

         Due to the Chapter 11 proceeding, the Company will not file its Reports on Form 10-Q and Form 10-K. As a result of the Chapter 11 proceeding, the Company is filing with the Bankruptcy Court the Company's Monthly Report of Cash Receipts and Disbursements (the "Cash Flow Report"), a Plan of Reorganization for the Company and its Affiliates (the "Plan of Reorganization") and a Disclosure Statement relating to the Plan of Reorganization (the "Disclosure Statement"). As previously reported, the Company intends to file with the Securities and Exchange Commission (the "SEC"), each under the cover of a Form 8-K, the Monthly Cash Flow Report filed with the Bankruptcy Court. In addition, following the


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approval of the Disclosure Statement by the Bankruptcy Court, the Company
intends to file that document with its exhibits (including the Plan of Reorganization) with the SEC under the cover of a Form 8-K.

         On April 22, 2001, the Company filed with the Bankruptcy Court its Monthly Cash Flow Report for the Period March 1 to March 31, 2001 in connection with the Company's ongoing proceeding under Chapter 11 of the U.S. Bankruptcy Code. Exhibit 99.1 to this Current Report on Form 8-K contains the text of the Monthly Cash Flow Report filed with the Bankruptcy Court.

         The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Cash Flow Reports. The Monthly Cash Flow Reports contain unaudited information. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Cash Flow Reports are complete. The Monthly Cash Flow Reports also contain information for periods which may be shorter or otherwise different from those required in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods which would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act.

         Moreover, the Monthly Cash Flow Reports and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and subject to significant business, economic and competitive uncertainties and contingencies many of which are beyond the Company's control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods. Actual results for such periods may differ materially from the information contained in the Monthly Cash Flow Reports, and the Company undertakes no obligations to update or revise such Monthly Cash Flow Reports.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1 Monthly Report of Cash Receipts and Disbursements, for the Period March 1 to March 31, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNICAPITAL CORPORATION

                                            By:  /s/ E. Talbot Briddell
                                                 ------------------------------
                                                 Name:  E. Talbot Briddell
                                                 Title: Chief Executive Officer

Dated:  May 2, 2001


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                                  EXHIBIT INDEX

Exhibit No.    Document Description
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99.1           Monthly Report of Cash Receipts and Disbursements, for the Period
               March 1 to March 31, 2001